UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — June 6, 2022

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard, Suite 250 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, Envestnet, Inc. (“Envestnet”) announced organizational changes to drive innovation and continued growth. In connection with these organizational changes, Envestnet also announced that Stuart DePina, President of Envestnet, has resigned from his position as President of Envestnet effective June 30, 2022.

Mr. DePina will continue to serve as a consultant for a period of 24 months effective June 30, 2022, pursuant to the terms of a consulting agreement, dated June 6, 2022 (the “Consultant Agreement”). Pursuant to the Consultant Agreement, Mr. DePina will consult with Envestnet regarding, among other things, Envestnet’s RIA strategy and will be available to periodically consult with Envestnet’s chief executive officer. Mr. DePina will receive $20,000 per month during the term of his consulting arrangement and will be entitled to reimbursement of his reasonable out-of-pocket expenses.

Pursuant to the terms of a severance agreement and general release entered into on June 6, 2022 between Envestnet Financial Technologies, Inc. and Mr. DePina (the “Separation Agreement”), Mr. DePina will be entitled to certain severance benefits following his termination in exchange for signing and not revoking a release of claims against Envestnet and its affiliates and in exchange for compliance with certain provisions protecting Envestnet’s interests, such as non-competition, non-solicitation, confidentiality and non-disparagement obligations. Such severance benefits include cash payments totaling $2,200,032, payable in equal installments over a period of 24 months, and a single lump-sum payment equal to $329,538. Additionally, Mr. DePina shall have the right to continue to exercise certain stock options and the right to continue to vest in equity awards granted prior to 2022, in each case, as if he remained employed by Envestnet through the June 30, 2024. With respect to equity awards granted in 2022, Mr. DePina will be treated as terminating due to “retirement” effective as of June 30, 2024. Mr. DePina’s awards are subject to forfeiture and/or clawback in the event Mr. DePina violates the terms of certain covenants, such as his non-competition, non-solicitation, confidentiality and non-disparagement obligations, and such awards remain subject to the terms of the Envestnet Clawback Policy.

A copy of Envestnet’s press release announcing the organizational changes and Mr. DePina’s resignation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consultant Agreement, dated June 6, 2022, between Envestnet Financial Technologies, Inc. and Stuart DePina
10.2	Severance Agreement and General Release, dated June 6, 2022, between Envestnet Financial Technologies, Inc. and Stuart DePina
99.1	Press release, dated June 7, 2022
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
	Name:	Peter D’Arrigo
	Title:	Chief Financial Officer

Date: June 7, 2022

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